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                                                                      EXHIBIT 21
                        THE TORO COMPANY AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

The following are significant subsidiaries of The Toro Company as of January 10, 2002.


                                                     STATE OR OTHER JURISDICTION                            PERCENTAGE OF VOTING
  NAME                                                          OF INCORPORATION                                SECURITIES OWNED
  ----                                               ---------------------------                            --------------------
  Electronic Industrial Controls, Inc.                                  Colorado                                            100%

  Exmark Manufacturing Company Incorporated                             Nebraska                                            100%

  Hahn Equipment Co.                                                   Minnesota                                            100%

  Irritrol Systems Europe, S.r.L.                                          Italy                                            100%

  MTI Distributing, Inc.                                               Minnesota                                            100%

  Professional Turf Products, Inc.                                         Texas                                            100%

  Red Iron Insurance, Limited                                            Bermuda                                            100%

  Simpson Norton Corporation                                           Minnesota                                            100%

  Toro Australia Pty. Limited                                          Australia                                            100%

  Toro Credit Company                                                  Minnesota                                            100%

  Toro Europe N.V.                                                       Belgium                                            100%

  Toro Factoring Company N.V.                               Netherlands Antilles                                            100%

  Toro Finance Company                                                California                                            100%

  Toro Foreign Sales Corporation                                        Barbados                                            100%

  Toro Mexico Holdings, LLC                                            Minnesota                                            100%

  Toro Purchasing Company                                              Minnesota                                            100%

  Toro Sales Company                                                   Minnesota                                            100%

  Toro Warranty Company                                                Minnesota                                            100%

  Turf Professionals Equipment Company                                 Minnesota                                            100%